                                                                   EXHIBIT 2.19D

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).

                               SEVENTH AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION

This Seventh Amendment (the "Amendment") is executed this 8th day of September, 1998, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG AND CUSTOMER AGREE AS FOLLOWS:

1. THE DEFINITION OF "PRODUCTS" AND ALL REFERENCES THERETO IN THE AGREEMENT SHALL BE AMENDED TO INCLUDE CSG'S INFO EXPRESS SOFTWARE, WHICH ALLOWS END-USER CUSTOMERS TO PERFORM CERTAIN ROUTINE FUNCTIONS WITHOUT HAVING TO SPEAK TO ONE OF CUSTOMER'S CUSTOMER SERVICE REPRESENTATIVES.

2.   SCHEDULE D SHALL BE AMENDED TO INCLUDE THE FOLLOWING FEES FOR INFO EXPRESS:

SOFTWARE LICENSE FEES:
----------------------
(***) Local Info Express License fee                        $(***) per IVR
(minimum initial purchase of 50 licenses)
      .  Third party hardware and software is additional

SOFTWARE LICENSE ANNUAL MAINTENANCE FEES:                   20% of License fee
-----------------------------------------

SOFTWARE LICENSE AND MAINTENANCE PAYMENT TERMS:
-----------------------------------------------
(for initial purchase of 50 licenses and related First year maintenance Fees)
      .  $(***) due upon Execution of this Agreement
      .  $(***) due on November 1, 1998
      . Subsequent annual software maintenance Fees due on anniversary date of software license.

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

INSTALLATION SERVICES:
----------------------
Includes:                                                 $(***) per IVR
Installation
          .  Installation of application on IVR
          .  Configuration of application software
          .  Configuration of CSG intelligent router
          .  Configuration of EIS Gateway
          .  Performance Testing

ADDITIONAL CONSULTING OR TRAINING SERVICES:
-------------------------------------------
(fees set forth in Schedule D).


INFO EXPRESS COMPONENT DELIVERY DATES:
--------------------------------------
          . The following modules will be delivered by August 1, 1998-Account Balance
             Appointment Confirmation
          . The following modules will be delivered by October 1, 1998-Set Top Box Re-authorization
             Inbound Outage Notification
          . The following module will be delivered by November 1, 1998-Work Order Close Out
          . The following module will be delivered by March 31, 1999-Credit Card Payment

PRODUCT DELIVERY PENALTIES:
---------------------------
Should any of the following modules not be delivered as referenced above, Customer will have the right to discontinue use of all of CSG's Local Info Express Services and receive a full refund of license fees and prorated maintenance fees or negotiate to use a subset of CSG's Local Info Express Services at mutually agreed upon fee not to exceed $(***) per ARU/Info Express.

 .  Account Balance
 .  Appointment Confirmation
 .  Set Top Box Re-authorization
 .  Inbound Outage Notification
 .  Work Order Close Out


THIS AMENDMENT IS EXECUTED ON THE DAY AND YEAR FIRST SHOWN ABOVE.

CSG SYSTEMS, INC. ("CSG")              TCI CABLE MANAGEMENT
CORPORATION                                ("CUSTOMER")


BY:  /s/ JOSEPH T. RUBLE               BY:  /s/ SCOTT D. BESSELIEVRE
    ----------------------------           -------------------------------------

NAME:    JOSEPH T. RUBLE               NAME:    SCOTT D. BESSELIEVRE
      --------------------------             -----------------------------------

TITLE:   V.P. & GENERAL COUNSEL        TITLE:   EXECUTIVE DIRECTOR, CUSTOMER OPS
       -------------------------              ----------------------------------